AMENDMENT TO THE KINETICS MUTUAL FUNDS, INC
TRANSFER AGENT SERVICING AGREEMENT
THIS AMENDMENT, effective as of the last date on the signature block, to the Transfer Agent Servicing Agreement is entered into by and among Kinetics Mutual Funds, Inc., a Maryland corporation (the “Corporation”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).
RECITALS
WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement dated as of December 18, 2009 (the “Agreement”), as amended; and
WHEREAS the parties desire to remove the following funds from Exhibit A:
•The Medical Fund
•The Alternative Income Fund
WHEREAS, Section 13 of the Agreements allows for its amendment by a written instrument executed by the parties;
NOW, THEREFORE, the parties agree as follows:
Exhibit A of the Agreement is hereby superseded and replaced in its entirety by Exhibit A attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the last date on the signature block.

KINETICS MUTUAL FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Jay Kesslen	By: /s/ Gregory Farley
Name: Jay Kesslen	Name: Gregory Farley
Title: Vice President	Title: Senior Vice President
Date: January 24, 2023	Date: 1/25/2023

Exhibit A to the Transfer Agent Servicing Agreement Kinetics Mutual Funds, Inc at February 1, 2023
Separate Series of Kinetics Mutual Funds, Inc.
Name of Series
The Internet Fund - No Load Class The Internet Fund - Advisor Class A The Internet Fund - Advisor Class C The Internet Fund - Institutional Class The Global Fund - No Load Class The Global Fund - Advisor Class A The Global - Advisor Class C
The Global - Institutional Class
The Paradigm Fund - No Load Class The Paradigm Fund- Advisor Class A The Paradigm Fund- Advisor Class C The Paradigm Fund - Institutional Class
The Small Cap Opportunities Fund - No Load Class The Small Cap Opportunities Fund- Advisor Class A The Small Cap Opportunities Fund - Advisor Class C The Small Cap Opportunities Fund - Institutional Class The Market Opportunities Fund - No Load Class
The Market Opportunities Fund - Advisor Class A The Market Opportunities Fund - Advisor Class C The Market Opportunities Fund - Institutional Class
The Kinetics Spin-off and Corporate Restructuring Fund - No Load Class The Kinetics Spin-off and Corporate Restructuring Fund - Advisor Class A The Kinetics Spin-off and Corporate Restructuring Fund -Advisor Class C The Kinetics Spin-off and Corporate Restructuring Fund - Institutional Class The Multi-Disciplinary Income Fund – No Load Class

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